Exhibit 99.1

NEWS RELEASE

For Immediate Release
April 24, 2012

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces First Quarter Results

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.8 billion bank holding company headquartered in Charleston, today announced net income per diluted share for the first quarter of $0.67 compared to $0.62 per diluted share in the first quarter of 2011.  Net income for the first quarter of 2012 was $10.0 million compared to $9.6 million in the first quarter of 2011.  For the first quarter of 2012, the Company achieved a return on assets of 1.47%, a return on tangible equity of 15.4%, a net interest margin of 3.98%, and an efficiency ratio of 53.0%.  This compares with a return on assets of 1.44%, a return on equity of 14.7%, a net interest margin of 3.95%, and an efficiency ratio of 55.7% for the comparable period of 2011.

City’s CEO Charles Hageboeck stated that, “The Company increased its earnings per share in the first quarter of 2012 as compared to the first quarter of 2011, despite the loss of $0.7 million of interest income from interest rate floors and continued regulatory pressures on how service fees are collected.  Net interest income increased $0.7 million from the first quarter of 2011 even though $0.7 million of interest income from purchased interest rate floors (that expired in June 2011) was recognized in the first quarter of 2011.  This increase was achieved by growth in average loan balances of $111 million from the quarter ended March 31, 2011 that was funded primarily by increases in non-time deposits.  As a result of this growth and prudent pricing of our interest bearing deposits (particularly time deposits), the net interest margin improved from 3.95% for the first quarter of 2011(which included $0.7 million of interest income associated with interest rate floors) to 3.98% for the first quarter of 2012.”

“Our asset quality remains strong and stable.  Non-performing assets (1.48% of total loans and other real estate owned) were down as compared to the prior quarter.  The Company experienced a higher level of charge-offs on commercial real estate loans in the first quarter of 2012 as compared to prior quarters primarily due to the charge-off associated with one particular loan, which was previously considered and reserved for in our allowance for loan losses.”

“Although the Company ceased processing check transactions in high-to-low order during the fourth quarter of 2011, our service fee revenues were essentially flat compared to the first quarter of 2011.  A slight dip in non-sufficient funds fees was offset by an increase in revenues from electronic transactions.  In addition, our insurance commission revenues grew $0.4 million, or 23%, due to increased business during the first quarter of 2012.  Expenses declined $0.4 million from the first quarter of 2011, primarily due to lower FDIC insurance expense as a result of a change in the FDIC assessment methodology.  Overall, expenses of the Company continue to be well maintained.”

“During the first quarter, City announced that an amendment had been executed to the definitive agreement to acquire Virginia Savings Bancorp, Inc. of Front Royal, Virginia.  This amendment reflected a reduction of the merger consideration arising from unexpected termination charges contained in contracts associated with Virginia Savings Bancorp, Inc.’s data service provider that Virginia Bancorp inadvertently did not provide to City during the due diligence process and were discovered after the definitive agreement had been executed.  The amendment revised the terms of the original agreement.  The proposed merger is still expected to close in the second quarter of 2012, subject to all regulatory approvals, approval by the shareholders of Virginia Savings Bancorp, Inc., and satisfaction of various covenants, representations and warranties.  We are eagerly anticipating our expansion into northwestern Virginia,” Hageboeck concluded.

Net Interest Income

The Company’s tax equivalent net interest income increased $0.3 million, or 1.2%, from $23.4 million during the fourth quarter of 2011 to $23.7 million during the first quarter of 2012.  This increase is due to a decrease in interest expense that was primarily related to a decline in the average rate paid on interest bearing deposits which declined from 0.85% for the fourth quarter of 2011 to 0.79% for the first quarter of 2012.  This decline is primarily due to the average interest rate paid on time deposits decreasing ten basis points to 1.49% for the first quarter of 2012.  The Company’s reported net interest margin increased from 3.90% for the quarter ended December 31, 2011 to 3.98% for the quarter ended March 31, 2012.

Credit Quality

The Company’s ratio of non-performing assets to total loans and other real estate owned decreased from 1.52% at December 31, 2011 to 1.48% at March 31, 2012.  Past due loans decreased from $13.3 million at December 31, 2011 to $8.7 million or 0.44% of total loans outstanding at March 31, 2012.  Past due residential real estate loans were $4.1 million or 0.64% of residential real estate loans outstanding at March 31, 2012; past due home equity loans were $1.6 million or 0.36% of home equity loans outstanding at March 31, 2012; and past due commercial real estate loans were $2.6 million or 0.35% of commercial real estate loans outstanding at March 31, 2012.

The Company had net charge-offs of $2.7 million for the first quarter of 2012, which primarily consists of net charge-offs on commercial real estate loans of $1.9 million and home equity loans of $0.5 million.  Charge-offs for commercial real estate loans were primarily related to a specific borrower filing bankruptcy and the related impaired credits that had been appropriately considered in establishing the allowance for loan losses in prior periods.  The Company is currently reviewing recovery options based on its collateral position, although no assurances of any such recoveries can be made at this time.

At March 31, 2012, the Allowance for Loan Losses (“ALLL”) was $18.6 million or 0.94% of total loans outstanding and 89% of non-performing loans compared to $18.4 million or 0.98% of loans outstanding and 72% of non-performing loans at March 31, 2011, and $19.4 million or 0.98% of loans outstanding and 88% of non-performing loans at December 31, 2011.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $1.95 million in the first quarter of 2012, compared to the $1.09 million for the comparable period in 2011 and $2.23 million for the fourth quarter of 2011.  Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Non-interest income increased $0.4 million to $13.1 million in the first quarter of 2012 as compared to $12.7 million in the first quarter of 2011.  This increase was primarily the result of insurance commissions increasing $0.4 million, or 23.1%, to $2.0 million for the quarter ended March 31, 2012.  In addition, service charges were essentially flat for the first quarter of 2012 compared to the first quarter of 2011.  While service charge revenues from non-sufficient funds charges declined modestly during this time period, this decline was offset by increased revenues from electronic transactions over the same time period.

Non-interest Expenses

Non-interest expenses decreased $0.4 million, from $19.9 million in the first quarter of 2011 to $19.5 million in the first quarter of 2012.  This decrease was primarily related to lower FDIC insurance expense ($0.6 million) due to a change in the assessment base methodology, and lower occupancy and equipment expenses ($0.2 million) due to more favorable weather conditions in the first quarter of 2012.  These decreases were partially offset by increased salaries and employee benefit expenses ($0.3 million) and other expenses ($0.3 million).

Balance Sheet Trends

Loan balances at December 31, 2011 and March 31, 2012 were essentially flat at $1.97 billion.  Increases in commercial real estate loans of $13.4 million (1.8%) and residential real estate loans of $9.8 million (1.1%) were essentially offset by a decline in commercial and industrial (“C&I”) loans of $22.2 million.  The Company elected to exit from its participation in a C&I loan that, when originated, was a local company, but over time had became a “Shared National Credit” and would have yielded less than 1.50% going forward.  Additionally, a large C&I customer sold their business and paid off their outstanding loan balance of $9 million.

Total average depository balances increased $45.5 million, or 2.1%, from the quarter ended December 31, 2011 to the quarter ended March 31, 2012.  This growth was primarily in interest-bearing deposits ($22.2 million), savings deposits ($15.0 million) and noninterest-bearing deposits ($5.4 million).

Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2012 was 33.9% compared to 33.6% for the year ended December 31, 2011, and 33.8% for the quarter ended March 31, 2011.  The effective rate is based upon the Company’s expected tax rate for the year ending December 31, 2012.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital.  With respect to liquidity, the Company’s loan to deposit ratio was 85.7% and the loan to asset ratio was 70.9% at March 31, 2012.  The Company maintained investment securities totaling 14.4% of assets as of this date.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 50.8% of assets at March 31, 2012.  Time deposits fund 31.9% of assets at March 31, 2012, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio was 9.5% at March 31, 2012 compared to 9.4% at December 31, 2011.  At March 31, 2012, City National Bank’s Leverage Ratio is 9.45%, its Tier I Capital ratio is 12.35%, and its Total Risk-Based Capital ratio is 13.27%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On March 30, 2012, the Board approved a quarterly cash dividend of $0.35 cents per share payable April 30, 2012, to shareholders of record as of April 13, 2012.  During the quarter ended March 31, 2012, the Company repurchased 88,000 common shares at a weighted average price of $34.91 as part of a one million share repurchase plan authorized by the Board of Directors in July 2011.  At March 31, 2012, the Company could repurchase approximately 604,000 shares under the July 2011 authorization.

On March 14, 2012, the Company announced that an amendment to the definitive agreement to acquire Virginia Savings Bancorp, Inc. of Front Royal, Virginia and its principal banking subsidiary, Virginia Savings Bank, had been executed.  The proposed merger is expected to close in the second quarter of 2012, subject to all regulatory approvals, the approval of the shareholders of Virginia Savings Bancorp, Inc. and the satisfaction of various covenants, representations and warranties.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 68 branches across West Virginia, Eastern Kentucky and Southern Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (12) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) recently adopted by the United States Congress. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.  Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2012 Form 10-Q.  The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2012 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended March 31,		Percent
	2012	2011	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$23,730	$23,062	2.90%
Net Income available to common shareholders	10,031	9,614	4.34%
Earnings per Basic Share	0.68	0.62	9.24%
Earnings per Diluted Share	0.67	0.62	9.23%

Key Ratios (percent):
Return on Average Assets	1.47%	1.44%	1.95%
Return on Average Tangible Equity	15.42%	14.68%	5.07%
Net Interest Margin	3.98%	3.95%	0.67%
Efficiency Ratio	52.95%	55.69%	(4.92)%
Average Shareholders' Equity to Average Assets	11.55%	11.91%	(2.97)%

Consolidated Risk Based Capital Ratios (a):
Tier I	13.36%	13.54%	(1.33)%
Total	14.27%	14.47%	(1.38)%

Tangible Equity to Tangible Assets	9.54%	9.63%	(0.95)%

Common Stock Data:
Cash Dividends Declared per Share	$0.35	$0.34	2.94%
Book Value per Share	21.46	20.39	5.25%
Tangible Book Value per Share	17.65	16.69	5.78%
Market Value per Share:
High	37.16	37.22	(0.16)%
Low	32.59	33.79	(3.55)%
End of Period	34.74	35.36	(1.75)%

Price/Earnings Ratio (b)	12.81	14.24	(10.06)%

(a) March 31, 2012 risk-based capital ratios are estimated
(b) March 31, 2012 price/earnings ratio computed based on annualized first quarter 2012 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2008	$18.92	$18.72	$17.61	$17.58	$29.08	$42.88
2009	17.69	18.24	18.95	19.37	20.88	34.34
2010	19.71	20.02	20.31	20.31	26.87	38.03
2011	20.39	20.58	20.86	21.05	26.06	37.22
2012	21.46				32.59	37.16

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2008	$0.81	$0.83	$(0.16)	$0.26	$1.74
2009	0.69	0.64	0.66	0.70	2.69
2010	0.59	0.68	0.58	0.64	2.48
2011	0.62	0.65	0.77	0.65	2.68
2012	0.68				0.68

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2008	$0.80	$0.83	$(0.16)	$0.26	$1.74
2009	0.69	0.64	0.66	0.70	2.68
2010	0.58	0.68	0.58	0.64	2.47
2011	0.62	0.64	0.76	0.65	2.67
2012	0.67				0.67

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended March 31,
	2012	2011

Interest Income
Interest and fees on loans	$23,068	$23,738
Interest on investment securities:
Taxable	3,964	4,541
Tax-exempt	387	462
Interest on federal funds sold	11	13
Total Interest Income	27,430	28,754

Interest Expense
Interest on deposits	3,668	5,711
Interest on short-term borrowings	73	72
Interest on long-term debt	167	157
Total Interest Expense	3,908	5,940
Net Interest Income	23,522	22,814
Provision for loan losses	1,950	1,086
Net Interest Income After Provision for Loan Losses	21,572	21,728

Non-Interest Income
Total investment securities impairment losses	-	-
Noncredit impairment losses recognized in other comprehensive income	-	-
Net investment securities impairment losses	-	-
Gains (losses) on sale of investment securities	(31)	-
Net investment securities (losses)	(31)	-

Service charges	9,090	9,054
Insurance commissions	1,996	1,621
Trust and investment management fee income	807	753
Bank owned life insurance	723	758
Other income	533	476
Total Non-Interest Income	13,118	12,662

Non-Interest Expense
Salaries and employee benefits	10,245	9,912
Occupancy and equipment	1,935	2,106
Depreciation	1,086	1,136
FDIC insurance expense	385	952
Advertising	644	680
Bankcard expenses	620	501
Postage, delivery, and statement mailings	548	554
Office supplies	455	539
Legal and professional fees	447	469
Telecommunications	389	429
Repossessed asset (gains)/losses, net of expenses	121	198
Other expenses	2,640	2,382
Total Non-Interest Expense	19,515	19,858
Income Before Income Taxes	15,175	14,532
Income tax expense	5,144	4,918
Net Income Available to Common Shareholders	$10,031	$9,614

Comprehensive Income	$12,201	$10,207

Distributed earnings allocated to common shareholders	$5,118	$5,154
Undistributed earnings allocated to common shareholders	4,837	4,394
Net earnings allocated to common shareholders	$9,955	$9,548

Average common shares outstanding	14,679	15,380
Effect of dilutive securities:
Employee stock options	80	82
Shares for diluted earnings per share	14,759	15,462

Basic earnings per common share	$0.68	$0.62
Diluted earnings per common share	$0.67	$0.62
Dividends declared per common share	$0.35	$0.34

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2012	March 31, 2011

Balance at January 1	$311,134	$314,861

Net income	10,031	9,614
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	2,170	789
Change in unrealized (loss) on interest rate floors	-	(196)
Cash dividends declared ($0.35/share) and ($0.34/share), respectively	(5,144)	(5,190)
Issuance of stock award shares, net	442	464
Exercise of 16,899 stock options	485	-
Exercise of 5,476 stock options	-	153
Purchase of 88,000 common shares of treasury	(3,072)	-
Purchase of 270,745 common shares of treasury	-	(9,373)
Balance at March 31	$316,046	$311,122

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2012	2011	2011	2011	2011

Interest income	$27,430	$27,441	$28,370	$28,323	$28,754
Taxable equivalent adjustment	208	215	212	240	248
Interest income (FTE)	27,638	27,656	28,582	28,563	29,002
Interest expense	3,908	4,216	4,799	5,803	5,940
Net interest income	23,730	23,440	23,783	22,760	23,062
Provision for loan losses	1,950	2,229	-	1,286	1,086
Net interest income after provision
for loan losses	21,780	21,211	23,783	21,474	21,976

Noninterest income	13,118	12,128	13,531	16,537	12,662
Noninterest expense	19,515	18,685	19,688	22,912	19,858
Income before income taxes	15,383	14,654	17,626	15,099	14,780
Income tax expense	5,144	4,787	5,837	5,029	4,918
Taxable equivalent adjustment	208	215	212	240	248
Net income available to common shareholders	$10,031	$9,652	$11,577	$9,830	$9,614

Distributed earnings allocated to common shareholders	$5,118	$5,136	$5,015	$5,092	$5,154
Undistributed earnings allocated to common shareholders	4,837	4,446	6,479	4,669	4,394
Net earnings allocated to common shareholders	$9,955	$9,582	$11,494	$9,761	$9,548

Average common shares outstanding	14,679	14,743	15,003	15,120	15,380

Effect of dilutive securities:
Employee stock options	80	71	68	73	82

Shares for diluted earnings per share	14,759	14,814	15,071	15,193	15,462

Basic earnings per common share	$0.68	$0.65	$0.77	$0.65	$0.62
Diluted earnings per common share	0.67	0.65	0.76	0.64	0.62

Cash dividends declared per share	0.35	0.35	0.34	0.34	0.34

Net Interest Margin	3.98%	3.90%	3.93%	3.78%	3.95%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2012	2011	2011	2011	2011

Non-Interest Income:
Service charges	$9,090	$9,360	$9,840	$9,855	$9,054
Insurance commissions	1,996	1,433	1,388	1,504	1,621
Trust and investment management fee income	807	925	699	730	753
Bank owned life insurance	723	728	952	745	758
Other income	533	599	380	575	476
Subtotal	13,149	13,045	13,259	13,409	12,662
Total investment securities impairment losses	-	(918)	(1,849)	-	-
Noncredit impairment losses recognized in other
comprehensive income	-	-	1,494	-	-
Net investment securities impairment losses	-	(918)	(355)	-	-
Gain (loss) on sale of investment securities	(31)	1	627	3,128	-
Total Non-Interest Income	$13,118	$12,128	$13,531	$16,537	$12,662

Non-Interest Expense:
Salaries and employee benefits	$10,245	$10,320	$10,302	$10,183	$9,912
Occupancy and equipment	1,935	1,929	2,057	1,921	2,106
Depreciation	1,086	1,100	1,131	1,140	1,136
FDIC insurance expense	385	300	392	932	952
Advertising	644	153	546	628	680
Bankcard expenses	620	566	559	633	501
Postage, delivery and statement mailings	548	484	551	510	554
Office supplies	455	429	492	452	539
Legal and professional fees	447	366	567	3,511	469
Telecommunications	389	388	371	417	429
Repossessed asset (gains) losses, net of expenses	121	(27)	109	(7)	198
Other expenses	2,640	2,677	2,611	2,592	2,382
Total Non-Interest Expense	$19,515	$18,685	$19,688	$22,912	$19,858

Employees (Full Time Equivalent)	797	795	792	795	796
Branch Locations	68	68	68	68	68

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	March 31	December 31
	2012	2011
	(Unaudited)
Assets
Cash and due from banks	$105,328	$140,873
Interest-bearing deposits in depository institutions	7,431	5,526
Federal funds sold	35,000	-
Cash and cash equivalents	147,759	146,399

Investment securities available-for-sale, at fair value	366,483	360,783
Investment securities held-to-maturity, at amortized cost	23,438	23,458
Other securities	11,674	11,934
Total investment securities	401,595	396,175

Gross loans	1,971,964	1,973,103
Allowance for loan losses	(18,628)	(19,409)
Net loans	1,953,336	1,953,694

Bank owned life insurance	79,683	78,961
Premises and equipment, net	65,497	64,612
Accrued interest receivable	6,729	7,093
Net deferred tax assets	29,578	32,219
Intangible assets	56,066	56,164
Other assets	40,560	41,792
Total Assets	$2,780,803	$2,777,109

Liabilities
Deposits:
Noninterest-bearing	$403,292	$369,025
Interest-bearing:
Demand deposits	544,664	526,824
Savings deposits	464,525	439,823
Time deposits	887,697	885,596
Total deposits	2,300,178	2,221,268
Short-term borrowings
Federal Funds purchased	-	75,000
Customer repurchase agreements	113,824	114,050
Long-term debt	16,495	16,495
Other liabilities	34,260	39,162
Total Liabilities	2,464,757	2,465,975

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at March 31, 2012 and December 31, 2011
less 3,769,112 and 3,717,993 shares in treasury, respectively	46,249	46,249
Capital surplus	102,959	103,335
Retained earnings	295,934	291,050
Cost of common stock in treasury	(127,359)	(125,593)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	2,995	825
Underfunded pension liability	(4,732)	(4,732)
Total Accumulated Other Comprehensive Loss	(1,737)	(3,907)
Total Stockholders' Equity	316,046	311,134
Total Liabilities and Stockholders' Equity	$2,780,803	$2,777,109

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

	Original Cost	Credit-Related Net Investment Impairment Losses through March 31, 2012	Unrealized Gains (Losses)	Carrying Value

US Government Agencies	$5,350	$-	$148	$5,498
Mortgage Backed Securities	230,518	-	6,794	237,312
Municipal Bonds	52,426	-	1,645	54,071
Pooled Bank Trust Preferreds	27,034	(19,596)	(4,037)	3,401
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	85,045	(1,653)	(572)	82,820
Money Markets and Mutual Funds	1,725	-	36	1,761
Federal Reserve Bank and FHLB stock	11,674	-	-	11,674
Community Bank Equity Positions	10,367	(6,048)	739	5,058
Total Investments	$424,139	$(27,297)	$4,753	$401,595

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2012	2011	2011	2011	2011

Residential real estate (1)	$939,611	$929,788	$916,122	$902,846	$891,003
Home equity - junior liens (including lines of credit)	139,764	141,797	142,028	140,024	140,351
Commercial and industrial	108,707	130,899	119,377	121,149	129,475
Commercial real estate (2)	745,586	732,146	708,558	693,959	668,710
Consumer	35,448	35,845	36,575	36,626	37,482
DDA overdrafts	2,848	2,628	2,924	2,415	1,970
Previously securitized loans	-	-	214	325	533
Gross Loans	$1,971,964	$1,973,103	$1,925,798	$1,897,344	$1,869,524

Construction loans included in:
(1) - Residential real estate loans	$11,613	$9,287	$7,456	$6,879	$9,404
(2) - Commercial real estate loans	$20,661	$20,201	$23,915	$23,433	$24,328

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended March 31,
		2012			2011
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,067,911	$11,827	4.45%	$1,023,317	$12,544	4.97%
Commercial, financial, and agriculture (3)	862,886	9,584	4.47%	792,536	9,477	4.85%
Installment loans to individuals (4)	41,681	770	7.43%	45,249	812	7.28%
Previously securitized loans (5)	***	887	***	658	905	557.79%
Total loans	1,972,478	23,068	4.70%	1,861,760	23,738	5.17%
Securities:
Taxable	351,811	3,964	4.53%	420,082	4,541	4.38%
Tax-exempt (6)	41,117	595	5.82%	50,725	710	5.68%
Total securities	392,928	4,559	4.67%	470,807	5,251	4.52%
Deposits in depository institutions	7,587	-	-	8,661	-	-
Federal funds sold	27,462	11	0.16%	26,780	13	0.20%
Total interest-earning assets	2,400,455	27,638	4.63%	2,368,008	29,002	4.97%
Cash and due from banks	75,484			56,459
Bank premises and equipment	64,746			64,342
Other assets	216,379			204,494
Less: Allowance for loan losses	(19,726)			(18,555)
Total assets	$2,737,338			$2,674,748

Liabilities:
Interest-bearing demand deposits	523,761	178	0.14%	485,204	244	0.20%
Savings deposits	448,435	188	0.17%	402,099	257	0.26%
Time deposits	889,110	3,302	1.49%	952,632	5,210	2.22%
Short-term borrowings	113,946	73	0.26%	111,192	72	0.26%
Long-term debt	16,495	167	4.07%	16,495	157	3.86%
Total interest-bearing liabilities	1,991,747	3,908	0.79%	1,967,622	5,940	1.22%
Noninterest-bearing demand deposits	392,902			369,356
Other liabilities	36,436			19,275
Stockholders' equity	316,253			318,495
Total liabilities and
stockholders' equity	$2,737,338			$2,674,748
Net interest income		$23,730			$23,062
Net yield on earning assets			3.98%			3.95%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Interest income includes $0 and $478 from interest rate floors for the three months ended March 31, 2012 and March 31, 2011, respectively.
(3) Includes the Company’s commercial and industrial and commercial real estate loan categories. Interest income includes $0 and $246 from interest rate floors for the three months ended March 31, 2012 and March 31, 2011, respectively.

(4) Includes the Company’s consumer and DDA overdrafts loan categories.
(5) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(6) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2012 (a)	2011	2011	2011	2011

Tier I Capital:
Stockholders' equity	$316,046	$311,134	$309,892	$310,379	$311,122
Goodwill and other intangibles	(55,871)	(55,969)	(56,071)	(56,173)	(56,276)
Accumulated other comprehensive loss (income)	1,737	3,907	2,701	1,838	1,904
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized loss on AFS securities	-	(448)	(1,081)	(82)	(856)
Excess deferred tax assets	(4,020)	(5,897)	(5,435)	(4,462)	(4,174)
Total tier I capital	$273,892	$268,727	$266,007	$267,500	$267,720

Total Risk-Based Capital:
Tier I capital	$273,892	$268,727	$266,007	$267,500	$267,720
Qualifying allowance for loan losses	18,628	19,409	19,848	18,944	18,414
Total risk-based capital	$292,520	$288,136	$285,855	$286,444	$286,134

Net risk-weighted assets	$2,050,520	$2,048,398	$2,013,294	$1,993,003	$1,977,395

Ratios:
Average stockholders' equity to average assets	11.55%	11.65%	11.67%	11.59%	11.91%
Tangible capital ratio	9.54%	9.37%	9.65%	9.56%	9.63%
Risk-based capital ratios:
Tier I capital	13.36%	13.12%	13.21%	13.42%	13.54%
Total risk-based capital	14.27%	14.07%	14.20%	14.37%	14.47%
Leverage capital	10.23%	10.18%	10.04%	10.07%	10.24%

(a) March 31, 2012 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2012	2011	2011	2011	2011

Intangibles, net	$56,066	$56,164	$56,266	$56,368	$56,471
Intangibles amortization expense	98	102	102	103	102

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2012	2011	2011	2011	2011

Balance at beginning of period	$19,409	$19,848	$18,944	$18,414	$18,224

Charge-offs:
Commercial and industrial	69	247	200	-	75
Commercial real estate	1,988	1,650	141	166	34
Residential real estate	198	176	264	377	550
Home equity	509	475	209	168	237
Consumer	59	31	75	14	44
DDA overdrafts	335	394	492	392	434
Total charge-offs	3,158	2,973	1,381	1,117	1,374

Recoveries:
Commercial and industrial	2	15	2	3	3
Commercial real estate	96	-	1,954	26	2
Residential real estate	4	10	1	12	6
Home equity	1	1	1	4	1
Consumer	29	29	58	11	38
DDA overdrafts	295	250	269	305	428
Total recoveries	427	305	2,285	361	478

Net charge-offs	2,731	2,668	(904)	756	896
Provision for loan losses	1,950	2,229	-	1,286	1,086
Balance at end of period	$18,628	$19,409	$19,848	$18,944	$18,414

Loans outstanding	$1,971,964	$1,973,103	$1,925,798	$1,897,344	$1,869,524
Average loans outstanding	1,972,478	1,940,950	1,917,246	1,876,530	1,861,760
Allowance as a percent of loans outstanding	0.94%	0.98%	1.03%	1.00%	0.98%
Allowance as a percent of non-performing loans	88.78%	87.76%	87.27%	81.08%	72.14%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.55%	0.55%	(0.19)%	0.16%	0.19%
Net charge-offs, excluding overdraft deposit accounts,
(annualized) as a percent of average loans outstanding	0.55%	0.52%	(0.24)%	0.14%	0.19%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2012	2011	2011	2011	2011

Nonaccrual loans	$20,420	$21,951	$22,423	$23,178	$25,166
Accruing loans past due 90 days or more	562	166	320	188	358
Total non-performing loans	20,982	22,117	22,743	23,366	25,524
Other real estate owned	8,250	7,948	8,273	7,999	7,241
Total non-performing assets	$29,232	$30,065	$31,016	$31,365	$32,765

Non-performing assets as a percent of loans and
other real estate owned	1.48%	1.52%	1.60%	1.65%	1.75%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2012	2011	2011	2011	2011

Residential real estate	$4,108	$5,362	$4,569	$4,971	$3,293
Home equity	1,560	2,246	2,425	2,299	2,260
Commercial and industrial	63	1,243	37	476	397
Commercial real estate	2,636	3,415	2,423	2,186	1,740
Consumer	58	138	112	185	75
Previously securitized loans	-	-	403	305	262
DDA overdrafts	304	909	614	279	231
Total past due loans	$8,729	$13,313	$10,583	$10,701	$8,258